Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 1 to the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of April, 2011.

The Resolute Fund, L.P.
By: Resolute Fund Partners, LLC, its General Partner

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member

The Resolute Fund Singapore PV, L.P.
By: Resolute Fund Partners, LLC, its General Partner

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member

The Resolute Fund Netherlands PV I, L.P.
By: Resolute Fund Partners, LLC, its General Partner

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member

The Resolute Fund Netherlands PV II, L.P
By: Resolute Fund Partners, LLC, its General Partner

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member

The Resolute Fund NQP, L.P.
By: Resolute Fund Partners, LLC, its General Partner

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member

Resolute Fund Partners, LLC

By:
Name:	A. Richard Caputo, Jr.
Title:	Authorized Member